Exhibit 99.1

Written Statement of Vice President, Human Resources
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Vice President, Human Resources, of Orbital Sciences Corporation hereby certifies that, on the date hereof:

1.	The annual report on Form 11-K for the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation (the “Plan”) for the twelve months ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

Date: June 30, 2003	/s/ Susan J. Rogers Susan J. Rogers Vice President, Human Resources

A signed original of this written statement required by Section 906 has been provided to Orbital Sciences Corporation and will be retained by Orbital Sciences Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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